Exhibit 99.1

Freshpet, Inc. Reports Third Quarter Fiscal 2014 Financial Results

SECAUCUS, N.J. – December 9, 2014 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2014.

Third Quarter Fiscal 2014 Highlights

•	Freshpet fridges increased 26.3% to 12,970 from 10,269

•	Net sales were $22.5 million, up 34.9% year-over-year

•	Gross margin increased 470 basis points to 48.3%

•	Adjusted EBITDA increased $1.8 million to $1.1 million, or 4.9% of net sales

Year-to-Date Fiscal 2014 Highlights

•	Net sales were $62.3 million, up 37.0% year-over-year

•	Gross margin increased 290 basis points to 48.6%

•	Adjusted EBITDA increased $4.0 million to $1.5 million, or 2.4% of net sales

(All comparisons above are to the third quarter and first nine months of fiscal year 2013.)

“We are pleased with our successful initial public offering during the month of November and our strong third quarter results that we believe demonstrate our customers’ desire for fresh, natural food for their pets,” said Richard Thompson, Freshpet’s Chief Executive Officer. “In the third quarter, we generated solid net sales growth and a 26.3% increase in Freshpet fridges. We continue to experience exciting momentum across retail channels.”

Successful Initial Public Offering

On November 13, 2014, the Company closed its initial public offering of 11,979,167 shares of common stock, including 1,562,500 shares issued as a result of the full exercise of the underwriters’ option to purchase additional shares. Upon closing of the initial public offering (“IPO”), there were 33,467,675 shares of common stock outstanding. The Company received net proceeds from the offering of approximately $164.1 million, after deducting underwriting discounts and estimated offering expenses. The Company used the net proceeds from the offering to repay existing indebtedness, and intends to use the remaining net proceeds to support the future growth and development of the business.

Third Quarter 2014

Net sales increased 34.9% to $22.5 million compared to $16.7 million in the third quarter of 2013. Third quarter net sales growth was driven by an increase in Freshpet fridges to 12,970 from 10,269 in the third quarter of 2013. The Company also experienced net sales gains in grocery, mass, pet specialty, natural and other retail channels in the third quarter of 2014.

Gross profit was $10.9 million, or 48.3% of net sales, compared to $7.3 million, or 43.6% of net sales, for the same quarter last year. The increase gross profit for the third quarter of 2014 reflects higher net sales and lower manufacturing costs per pound, partially offset by higher depreciation from the use of the Company’s new Freshpet Kitchens in Bethlehem, Pennsylvania.

Selling, general and administrative expenses (“SG&A”) decreased as a percentage of net sales to 54.2% compared to 68.6% of net sales in the third quarter of 2013.

Adjusted net loss was $1.5 million, or a loss of $0.14 per share, compared to an adjusted net loss of $4.3 million, or a loss of $0.41 per share, for the same quarter last year. Adjusted net loss excludes fees on debt guarantee and interest expense. Upon consummation of the IPO in November 2014, the accrued fees on debt guarantee were converted into common shares and the $86.0 million of debt outstanding as of September 30, 2014 was paid off. In November 2014, the Company also drew down on its new $18.0 million revolving debt facility. The Adjusted Net Loss and the corresponding loss per share is a non-GAAP financial measure. Please refer to the financial tables in this press release for a reconciliation of all non-GAAP financial measures.

EBITDA improved $3.1 million to $0.2 million from a loss of $2.9 million in the same quarter last year. Adjusted EBITDA increased $1.8 million to $1.1 million from a loss of $0.7 million in the third quarter of 2013. As a percentage of net sales, third quarter 2014 Adjusted EBITDA was 4.9%. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the financial tables in this press release for a reconciliation of all non-GAAP financial measures.

Year-to-Date 2014

Net sales for the first nine months of 2014 increased 37.0% to $62.3 million compared to $45.4 million during the first nine months of last year. Year-to-date net sales growth was driven by a 26.3% increase in Freshpet fridges to 12,970 from 10,269 for the first nine months of 2013. The Company also experienced net sales gains in grocery, mass, pet specialty, natural and other retail channels in the first nine months of 2014.

Gross profit was $30.2 million, or 48.6% of net sales, compared to $20.8 million, or 45.7% of net sales, in the same period last year. The increase in gross profit for the first nine months of 2014 reflects higher net sales and lower manufacturing costs, partially offset by higher depreciation from the use of the Company’s new Freshpet Kitchens in Bethlehem, Pennsylvania.

SG&A expenses decreased as a percentage of net sales to 59.8% compared to 68.9% of net sales in the first nine months of 2013.

Adjusted net loss was $7.2 million, or a loss of $0.69 per share, compared to an adjusted net loss of $10.7 million, or a loss of $1.02 per share, for same period last year. Adjusted net loss excludes fees on debt guarantee and interest expense. As discussed above, beginning in November 2014 the Company will no longer incur fees on debt guarantee and its interest expense in future periods will be significantly reduced.

EBITDA improved $4.9 million to a loss of $2.4 million from $7.3 million in the first nine months of 2013. Adjusted EBITDA increased $4.0 million to $1.5 million from a loss of $2.5 million for the same period last year. Adjusted EBITDA as a percentage of net sales for the first nine months of 2014 was 2.4%.

Balance Sheet and Cash Flow

As of September 30, 2014, the Company had cash and equivalents of $1.8 million. Total debt was $86.0 million, compared to $76.5 million as of December 31, 2013. The September 30, 2014 pro forma cash balance was $61.6 million, and the debt balance was $18.0 million.

Pro forma cash gives effect to the net proceeds received from the IPO, the pay down of outstanding debt, the redemption of Series B Shares, the payment of accrued interest of outstanding debt, and cash received from the new credit facility.

Amount in millions.

Actual Cash at September 30, 2014	$1.8
Net Proceeds Received from IPO (1)	164.1
Redemption of Preferred Series B Shares	(35.0)
Pay down of $62.5 Million Revolving Note Payable	(62.5)
Pay down of $22.0 Million Revolver	(22.0)
Pay down of $1.5 Million 10% Note	(1.5)
Accrued Interest on Debt (2)	(1.3)
New Credit Facility (3)	18.0

Pro Forma Cash at September 30, 2014	$61.6

(1)	Freshpet sold 11,979,167 shares of common stock in its IPO, including 1,562,500 shares of common stock issued as a result of the full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $15.00 per share. The net proceeds reflect the underwriting discounts and commissions and estimated fees and expenses related to the offering.
(2)	Represents $0.8 million of long-term interest on the $1.5 Million 10% Note and $0.5 million related to $62.5 Million Revolving Note Payable and $22.0 Million Revolver.
(3)	We entered into senior secured credit facilities with City National Bank comprising a 5-year $18.0 million term facility (the “Term Facility”), a 3-year $10.0 million revolving facility and a $12.0 million additional term loan commitment earmarked primarily for capital expenditures. Upon closing the credit facilities, Freshpet had $18.0 million of aggregate principal amount outstanding under the Term Facility.

For the nine months ended September 30, 2014, net cash used in operating activities was $3.5 million, which consisted of a net loss of $20.9 million, partially offset by $16.4 million of non-cash items and a $1.0 million increase related to changes in operating assets and liabilities. The change in operating assets and liabilities is due to the increase of accounts payable and accrued expenses, which were greater than the increase in accounts receivable and inventory. The increase in accounts receivable and inventory is primarily due to growth in net sales, as well as an increase in the number of stores with Freshpet fridges.

Net cash used in investing activities for the nine months ended September 30, 2014 relates primarily to capital expenditures for fridge and plant capital cost.

The net cash from financing activities for the nine months ended September 30, 2014 related to $6.6 million of proceeds from the issuance of the Company’s preferred stock and $9.5 million related to increase borrowings of notes payable.

Outlook

For full year 2014 the Company expects:

•	Freshpet Fridges of approximately 13,350, an increase of approximately 23.2%, compared to 2013,

•	Net sales of $85.7 million to $86.7 million, an increase of 35.7% to 37.8%, compared to 2013,

•	Adjusted EBITDA of $4.8 million to $5.2 million, an increase of $5.0 million to $5.4 million compared to a loss of $0.2 million in 2013.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results. The conference call is scheduled to begin at 5:00 p.m. ET on Tuesday, December 9, 2014. To participate on the live call listeners in North America may dial (844) 452-6821 and international listeners may dial (724) 924-4985; the passcode is 37611032.

In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at www.freshpet.com. The call will be archived online through December 23, 2014. A telephonic playback will be available from 7:30 p.m. ET, December 9, 2014, through December 23, 2014. Listeners in North America may dial (855) 859-2056 and international listeners may dial (404) 537-3406; the passcode is 37611032.

About Freshpet

Freshpet has a single-minded mission – to bring the power of fresh, natural food to dogs and cats. We are committed to doing so in ways that are good for pets, for the people who love them, and for the planet we live on. That’s why all Freshpet recipes are thoughtfully prepared in the Freshpet Kitchens in Bethlehem, PA, using fresh, locally sourced ingredients.

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on November 10, 2014 (“Prospectus”). Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Measures

Management believes that adjusted net loss, pro forma cash, EBITDA, and Adjusted EBITDA, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Adjusted items from net loss represent significant charges that will either no longer be recorded after the consummation of the IPO (such as the guarantee fee), or charges that will not be as significant after the consummation of the IPO (such as interest expense). Pro forma cash takes into account certain significant transactions that occurred in connection with the IPO that have an impact on cash. EBITDA, which represents net loss plus depreciation and amortization, interest expense (including fees on debt guarantee), and income tax expense, and Adjusted EBITDA, which represents EBITDA plus loss on disposal of equipment, new plant startup expenses and processing, share based compensation, launch expenses, and warrant expenses, are shown as supplemental disclosures because these figures are widely used by the investment community for analysis and comparative evaluation and each of these measures provides an additional metric to evaluate the Company’s operations and, when considered with both the Company’s U.S. GAAP results and the reconciliation to net loss, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. EBITDA and Adjusted EBITDA are not and should not be considered alternatives to net loss or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of EBITDA and Adjusted EBITDA may differ from methods used by other companies. Management believes that these non-GAAP measurements are important to an understanding of the Company’s overall operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and equivalents	$1,758,202	$2,444,754
Accounts receivable, net	4,230,006	3,497,596
Inventories, net	6,865,621	5,512,225
Deferred offering costs	1,610,130	—
Prepaid expenses and other current assets	214,802	173,786

Total Current Assets	14,678,761	11,628,361

Property, plant and equipment, net	55,850,447	48,764,032
Deposits on equipment	3,698,954	1,183,209
Other assets	1,028,744	1,041,622

Total Assets	$75,256,906	$62,617,224

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$10,658,050	$6,286,720
Accrued expenses	3,624,191	1,907,481

Total Current Liabilities	14,282,241	8,194,201

OTHER LIABILITIES:
Long-term debt	1,153,850	1,112,312
Notes payable	84,500,000	75,000,000
Accrued fees on debt guarantee	17,601,407	7,140,136
Accrued interest on long term debt	828,448	667,110
Other Liabilities	369,564	369,564

Total Liabilities	$118,735,510	$92,483,323

COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK
Series B	34,323,206	30,728,450
Series C	83,164,421	70,463,489
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	10,421	10,421
Additional paid-in capital	7,434,249	16,450,175
Accumulated deficit	(168,410,901)	(147,518,634)

Total Stockholders’ Deficit	(160,966,231)	(131,058,038)

Total Liabilities and Stockholders’ Deficit	$75,256,906	$62,617,224

FRESHPET INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
NET SALES	$22,519,672	$16,698,903	$62,255,907	$45,430,454
COST OF GOODS SOLD	$11,645,685	9,421,530	$32,015,950	24,655,694

GROSS PROFIT	10,873,987	7,277,373	30,239,957	20,774,760
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	12,212,406	11,459,693	37,208,200	31,310,296

LOSS FROM OPERATIONS	(1,338,419)	(4,182,320)	(6,968,243)	(10,535,536)
OTHER EXPENSES:
Other Expenses	(108,872)	(63,764)	(193,948)	(93,099)
Fees on Debt Guarantee	(6,816,055)	(1,262,857)	(10,461,271)	(3,297,268)
Interest expense	(1,211,895)	(978,820)	(3,244,805)	(2,518,393)

	$(8,136,822)	$(2,305,441)	$(13,900,024)	$(5,908,760)

LOSS BEFORE INCOME TAXES	(9,475,241)	(6,487,761)	(20,868,267)	(16,444,296)
INCOME TAX EXPENSE	8,000	7,882	24,000	23,644

NET LOSS	$(9,483,241)	$(6,495,643)	$(20,892,267)	$(16,467,940)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,380,255)	$(8,647,369)	$(30,636,971)	$(22,762,747)

NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(1.19)	$(0.83)	$(2.94)	$(2.19)

-DILUTED	$(1.19)	$(0.83)	$(2.94)	$(2.19)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	10,421,419	10,413,467	10,421,419	10,413,467

-DILUTED	10,421,419	10,413,467	10,421,419	10,413,467

FRESHPET INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For The Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,892,267)	$(16,467,940)
Adjustments to reconcile net loss to net cash flows from operating activities:
Provision for losses on accounts receivable	220,728	90,327
Loss on disposal of equipment and deposits on equipment	146,837	42,762
Fees on debt guarantee	10,461,271	3,297,268
Share-based compensation	728,778	731,467
Change in reserve for inventory obsolescence	(95,168)	(7,491)
Depreciation and amortization	4,744,857	3,290,221
Amortization of loan discount and deferred financing costs	189,071	140,845
Changes in operating assets and liabilities:
Accounts receivable	(953,138)	186,617
Inventories	(1,258,228)	(1,449,471)
Prepaid expenses and other current assets	(41,016)	(9,666)
Other assets and deferred offering costs	(1,683,024)	(50,001)
Accounts payable	3,069,084	1,183,199
Accrued expenses and accrued interest on long-term debt	1,878,048	326,518

Net cash flows used in operating activities	(3,484,167)	(8,695,345)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(13,415,412)	(22,029,885)
Proceeds from sale of equipment	162,043	—

Net cash flows used in investing activities	(13,253,369)	(22,029,885)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes payable	9,500,000	31,000,000
Financing fees paid in connection with note payable	—	(319,314)
Proceeds from issuance of preferred stock—Series C	6,550,984	—

Net cash flows from financing activities	16,050,984	30,680,686

NET CHANGE IN CASH AND EQUIVALENTS	(686,552)	(44,544)
CASH AND EQUIVALENTS, BEGINNING OF YEAR	2,444,754	1,633,249

CASH AND EQUIVALENTS, END OF PERIOD	$1,758,202	$1,588,705

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$2,925,699	$2,367,099

NON-CASH FINANCING ACTIVITY:
Preferred stock dividend accretion	$9,744,704	$6,294,805

FRESHPET INC & SUBSIDIARY RECONCILIATION BETWEEN NET LOSS AND ADJUSTED EBITDA

(Amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Loss	$(9.5)	$(6.5)	(20.9)	(16.5)
Fees on Debt Guarantee	6.8	1.3	10.5	3.3
Depreciation & Amortization	1.6	1.4	4.7	3.3
Interest Expense	1.2	1.0	3.2	2.5
Income Tax Expense	0.0	0.0	0.0	0.0
EBITDA	0.2	(2.9)	(2.4)	(7.3)
Launch Marketing	0.6	0.8	2.9	2.5
New Plant Start up Expenses and Processing	—	1.1	0.1	1.5
Share Based Compensation	0.2	0.2	0.7	0.7
Loss on Disposal of Equipment	0.1	0.0	0.2	0.0

Adjusted EBITDA	$1.1	$(0.7)	$1.5	$(2.5)

RECONCILIATON ON NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS to ADJUSTED NET LOSS

(Amounts in millions, except per share amounts)

(Certain subtotals do not sum due to rounding)

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
	Net Earnings	EPS	Net Earnings	EPS
Net Loss attributable to common shareholders	$(12.4)	$(1.19)	$(8.6)	$(0.83)
Preferred Stock Dividends on Series B and Series C	2.9	0.28	2.2	0.21

Net Loss	(9.5)	(0.91)	(6.5)	(0.62)
Fees on Debt Guarantee	6.8	0.65	1.3	0.12
Interest Expense	1.2	0.12	1.0	0.09

Adjusted Net Loss	$(1.5)	$(0.14)	$(4.3)	$(0.41)

Certain subtotals do not sum due to rounding
	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	Net Earnings	EPS	Net Earnings	EPS
Net Loss attributable to common shareholders	$(30.6)	$(2.94)	$(22.8)	$(2.19)
Preferred Stock Dividends on Series B and Series C	9.7	0.94	6.3	0.60

Net Loss	(20.9)	(2.00)	(16.5)	(1.58)
Fees on Debt Guarantee	10.5	1.00	3.3	0.32
Interest Expense	3.2	0.31	2.5	0.24

Adjusted Net Loss	$(7.2)	$(0.69)	$(10.7)	$(1.02)

Certain subtotals do not sum due to rounding